Lease Agreement of Exhibition Room, WarePremises and Office Room of Yunnan
Lixiang Pharmaceutical Distribution Center

(Contract No. )

The Lessor (Party A): Yunnan Lixiang WarePremises Co., Ltd.
The Lessee (Party B): Kunming Xinyuantang Pharmaceutical Co., Ltd.

Pursuant to the provisions of the Contract Law of People’s Republic of China and Regulations on Premises Leasing of Kunming City (hereinafter referred to as the “Regulations”) and based on the equality, voluntary, fairness and good faith, The Parties hereby conclude this Agreement on Party B leasing the exhibition room, warePremises and office room owned by Party A upon consensus through negotiations (this “Agreement”).

Article 1.	Lease Purpose

1.1

Party B hereby promises to Party A that the Premises leased by it (the “Premises”) shall be used as its exhibition room, warehouse and office room and undertakes that it will comply with the relevant State and Kunming City’s provisions on Premises using and property management.

1.2

Party B undertakes that it will not take the liberty of changing the use purpose agreed aforesaid without obtaining the written consent of Party A and any approval required by the relevant departments for the lease duration.

Article 2.	Delivery Date and Duration

2.1

The Parties agree that Party A shall deliver the Premises, with 6 floors and an area of 4,391.74 m2 before August 30, 2012. The lease duration shall start from September 1, 2012 and end at August 30, 2013.

2.2

Upon the expiry of the lease duration, Party A may be entitled to take back the Premises and Party B shall return the Premises on time. In the case that Party B needs to continue to lease the Premises, it shall submit a written request on extending the lease duration to Party A before 1 month of the expiry of the lease duration and re-conclude the lease agreement upon the consent of Party A. The lease conditions such as the rental shall make the corresponding adjustments as the case may be then.

Article 3.	Rental, Payment Pattern and Time Limit

3.1

The Parties agree that the rental for the Premises shall be RMB 74,659.00 (in words: RMB Seventy Four Thousand, Six Hundred and Fifty Nine) per month and the annual rental shall be RMB 895,908.00 (in words: RMB Eight Hundred and Ninety Five Thousand, Nine Hundred and Eight).

The rental for the Premises shall keep the same within 1 year and since [ ], 2012, the Parties agree to make adjustments on rental standard. Specific details shall be settled by the Parties through negotiations as the case may be then and the Parties agree that the adjustment range shall be within [ ]%. After the expiry of lease duration, if Party B wants to extend the lease duration and Party A agrees on that, the Parties may make adjustments on rental through negotiations. The relevant adjustment matters shall be provided by the Parties in the supplementary agreement.

3.2

Party B shall pay the rental to Party A before [ ] annually and if Party B fails to pay such rental on time, then an overdue fine shall be paid by Party B at an amount of [ ] in 1000 of the daily rental per day.

3.3	The payment pattern for Party B paying the rental shall be as follows: Party B may pay the rental either with check or in cash.

Article 4.	Deposit and other Fees

4.1

The Parties agree that upon the delivery of the Premises by Party A, Party B shall pay a deposit on Premises leasing to it and the amount of such deposit shall be one month rental, i.e. RMB 100,000. Party A shall issue a certificate of receipts to Party B after it receives such deposit.

4.2

Upon the termination of the lease, the remainder of the deposit on Premises leasing shall be returned to Party B interest-freely after deducting the fees borne by Party B according to the provisions of this Agreement

4.3

For the lease duration, Party B shall bear the fees of water, electricity and telecommunication occurred during the use of the Premises as well as the daily maintenance fees of the Premises and the equipments. Party A shall bear the maintenance fees of the Premises and the equipments, the property management fees and the other relevant fees. (Daily maintenance fees of the Premises herein refers to the maintenance fees arising from the daily small damage, including the lamps, doors, water and electrical system as well as other facilities owned by Party A. Maintenance fees for repairing the serious damage which is not caused by Party B’s use, including wall crack, land foundation subsidence or leakage of rain and etc. shall be borne by Party A.)

4.4

The Parties agree that Party B shall be responsible for conducting accident insurance of the Premises and bear the fees occurred therefrom. The insurance beneficiary shall be both Party A and Party B. The insurance coverage shall include: the Premises, facilities, furniture, and electrical equipments of which Party A owns the property right and furniture and electrical equipments owned by Party B. In case that the Parties suffered a loss from a fortuitous event such as fire, both Parties shall claim for compensation jointly. The compensation acquired shall be shared by the Parties according to the insured properties provided in the insurance contract.

Article 5.	Requirements on Using the Premises and Maintenance Responsibility

5.1

For the lease duration, where Party B finds out any damage or breakdown of the Premises and its affiliated facilities, it shall notify Party A to repair the Premises or the facilities in a timely manner and Party A shall conduct the repair within 15 days upon it receives Party B’s notification. Party B may repair the Premises or the facilities on Party A’s behalf if Party A fails to do so in time and the fees occurred therefrom shall be borne by Party A. Moreover, if the operation of Party B is greatly influenced in a long time or even stopped completely by the maintenance activities conducted by Party A which fall into its maintenance coverage, Party A agrees to decrease or exempt Party B’s rental accordingly during the term in which Party B is influenced by such maintenance activities. The specific proportion of decrease and exemption shall be settled by the Parties through negotiations based on the existing time and extent of such influence. Influences caused by maintenance of public works, roads and facilities or the public area shall not belong to the aforesaid circumstance but the Parties agree to deal with it properly through negotiations as the case may be.

5.2

For the lease duration, Party B shall use the Premises and its affiliated facilities in a proper way and take care of them. Any damage or breakdown of the Premises and its affiliated facilities due to inappropriate or unreasonable use of Party B, it shall be liable for the maintenance. If Party B refuses to conduct such maintenance, Party A may do so on Party B’s behalf and the fees occurred therefrom shall be borne by Party B.

5.3

For the lease duration, Party A undertakes that the Premises and its affiliated facilities stay in workable normality and safety. Party A shall notify Party B 15 days in advance where it conducts inspection and maintenance of the Premises and Party B shall cooperate when such inspection and maintenance is carried out. Party A shall reduce the influence on Party B’s use of the Premises.

5.4

Otherwise provided in Annex 3 of this Agreement, Party B shall acquire Party A’s written consent in advance where Party B wants to conduct additional decoration or furnish the Premises with more affiliated facilities and equipments. In case any approval is required by the relevant departments pursuant to the relevant provisions, such decoration or furnishing may be carried out only after Party B, authorized by Party A, submitting application for approval and approved by the relevant departments. Party B shall be liable for the affiliated facilities and equipments and the maintenance responsibility thereof it furnishes.

5.5	Party B undertakes to use the Premises in accordance with this Agreement and not take the liberty of changing the use nature of the Premises.

5.6

Party B undertakes that it will not store any dangerous substance in the Premises, otherwise Party B shall take all the liability for the damage of the Premises and its affiliated facilities caused by such dangerous substance.

Article 6.	Conditions of the Premises upon Return

6.1

Unless Party A agrees that Party B may extend the lease duration, Party B shall return the Premises upon the date of the of the lease duration provided in this Agreement. Without Party A’s consent, if Party B returns the Premises exceeding the due time, then it shall pay an occupation royalties to Party A at an amount of 1.5 times of the rental standard provided in this Agreement per day.

6.2

The Premises shall stay in the conditions after normal use when Party B returns it. Party A may inspect and then accept the Premises upon the return and settle up with each other on the fees borne by the Parties respectively.

6.3

Party B shall be responsible for moving out the furniture, electrical equipments and etc. which belong to it. Party B shall not remove its furnished decoration (including new fixed partition walls, windows, lamps, doors and any other substance that will cause damage to the indoors conditions if it is removed) in avoidance of causing damage to the indoors decoration conditions. (Or the Parties may settle it down through negotiations as the case may be.)

Article 7.	Sublease, Assignment and Exchange

7.1	For the lease duration, Party B may sublease part or all of the Premises to another party only after it obtains the written consent of Party A in advance.

7.2	Where Party B subleases the Premises, a written contract between the sub-lessee and it according to the provisions is needed.

7.3

For the lease duration, Party B may assign the Premises to another party or exchange the Premises leased by any other party only after it obtains the written consent of Party A in advance. After such assignment or exchange, the assignee of right to lease this Premises or the exchanging party shall conclude a contract of modification of the contractual party with Party A and continue to carry out this Agreement.

7.4

For the lease duration, where Party A wants to sell the Premises, it shall notify Party B 2 months in advance and Party A may be entitled to enjoy a right of preemption under the same conditions. In accordance with the State laws, this Agreement shall be still in effectiveness after Party A sells this Premises to a third party.

Article 8.	Events to Triggering Dissolution of this Agreement

8.1	The Parties agrees that, for the lease duration, this Agreement shall be terminated and no Party shall undertake any responsibility to the other Party in case any of the following event occurs:

	(1)	the land use right within the scope of this Premises is withdrew ahead of the due time in accordance with the laws;

	(2)	the Premises is requisitioned for the sake of public interest in accordance with the laws;

	(3)	the Premises is listed on the demolition permit for the purpose of city contribution in accordance with the laws;

(4)

In case that Party B is a natural person, Party B dies in an accident for the lease duration. According to the State laws, considering the humanitarianism, Party B’s family or legal successor may either request to continue to fulfill this Agreement or terminate this Agreement without bearing any liability for breach of this Agreement.

	(5)	this Premises is destroyed, destruction or appraised as “dangerous Premises”.

8.2

The Parties agree that one Party may send a written notification to the other Party to terminate this Agreement in case any of the following event occurs. The breaching Party shall pay the liquidated damages to the other Party at an amount of 2 times of the monthly rental; where such liquidated damages fails to cover the loss suffered by the non-breaching Party, the balance between the loss and the liquidated damages shall be made up by the breaching Party.

(1)	Party A fails to deliver the Premises on time and still fails to do so within 30 days after Party B demands Party A to deliver the Premises.

(2)

the Premises delivered by Party A is not in accordance with the provisions of this Agreement, thus making it impossible to realize the lease purpose; or there are defects in the Premises delivered by Party A, endangering Party B’s safety.

(3)

title disputes of the Premises occur for the lease duration, resulting in failure to continue to fulfill this Agreement. In this case, Party A shall undertake the responsibility of breaching the contract and making compensation;

(4)	Party B change the use purpose of the Premises without Party A’s consent, resulting in damage to the Premises;

(5)	damage to main structure of the Premises caused by Party B;

(6)	Party B take the liberty of subleasing the Premises, assigning the leasing right or exchanging the Premises to another party;

(7)	Party B fails to pay the rental on time for over 30 days.

Article 9.	Liability for Breach of Contracts

9.1

Where there is defect in the Premises upon its delivery, Party A shall conduct maintenance within 15 days from the delivery date. If Party A fails to conduct such maintenance in a timely manner, it agrees to reduce the rental and modify the relevant provisions on rental.

9.2

Party A shall be liable to compensate for the loss suffered by Party B for not being notified by Party A in this Agreement that the Premises has been mortgaged or the transfer of property rights has been restrained before the Premises leases to Party B.

9.3

For the lease duration, in case that Party A fails to fulfill its obligation of maintenance and conservation under this Agreement in a timely manner, resulting in damage of property or personal injury of Party B, Party A shall bear the liability to compensate.

9.4

For the lease duration, in case that Party A takes the liberty of terminating this Agreement not in accordance with the provisions of this Agreement and take backs the Premises ahead of the expiry of this Agreement, it shall pay a compensation to Party B at an amount of one month rental.

9.5

In case that Party B decorates the Premises or furnishes the Premises with more affiliated facilities without obtaining a written consent of Party A or exceeding the scope and requirements agreed in the written consent of Party A, Party A may be entitled to request Party B to restore the Premises to original status.

9.6

For the lease duration, in case that Party B takes the liberty of withdrawing the lease, not in accordance with the provisions of this Agreement, it shall pay a compensation to Party B at an amount of one month rental. Party A may deduct such compensation from the deposit on Premises leasing and if the amount of the deposit fails to cover the compensation, Party B shall pay the balance separately.

Article 10.	Miscellaneous

10.1

For the lease duration, if Party A wants to mortgage the Premises, it shall send a written notification to Party B and promise to Party B that it will ask for Party B’s opinion on purchasing the Premises in a written form 30 days in advance before disposal of the Premises in the way of converting into money or being sold off through negotiations after the Premises is mortgaged. Party A also promises that disposal of the Premises will keep in accordance with the relevant State’s regulations.

10.2

If the Premises is demolished because of the adjustment of governmental plan, the Parties agree to negotiate to deal with the aftermath in accordance with the relevant governmental provisions on demolition.

10.3

Party A shall be responsible to conclude a Guarantee Letter of Security Responsibility with the local police substation within [ ] working days after filing this Agreement in accordance with the relevant provisions of the State and Kunming City. Party B shall make its best endeavor to cooperate to deal with the relevant matters. Party A may also issue a power of attorney to authorize Party B to carry out the relevant procedures.

10.4

Party B undertakes that it will operate lawfully in accordance with the relevant provisions of the State and Kunming City and not conduct any activity which violates the State’s laws and regulations within the Premises; Party B’s Premises will keep in accordance with the Regulations on Fire Protection Safety; if Party B is punished by the governmental department for its violation of the State’s laws and regulations, it will undertake all the liability and loss therefrom.

10.5	Party A may be entitled to terminate this Agreement early if Party B is punished by the governmental department for its illegal activity conducted in the Premises.

10.6

Any matters not provided in this Agreement may be entered into supplementary provisions upon consensus through negotiations by the Parties. The supplementary provisions as well as the annex of this Agreement shall be as an inseparable part hereof. This Agreement and its supplementary provisions as well as the words and print words filled in the blank of the its annex shall be all equally authentic.

10.7

Upon the conclusion of this Agreement, the Parties acknowledge their respective the rights, obligations and liabilities and are willing to carry out this Agreement strictly in accordance with its provisions. If any Party violates this Agreement, the other Party may be entitled to claim for the compensation in accordance with this Agreement.

10.8

If there is dispute arising from the fulfillment of this Agreement, the Parties shall settle such dispute through negotiations and conclude supplementary agreement, which shall be equally authentic with this Agreement. In case such dispute fails to be settled through negotiations, the Parties agree to submit a suit to the people’s court in accordance with the laws to settle down such dispute.

10.9	This Agreement is made into 2 originals. Each Party will hold 1 original and each of them shall be equally authentic.

The Lessor (Party A): Yunnan Lixiang WarePremises Co., Ltd.
Nationality:
Legal Representative:
Registration Certificate/ID No.: 43252213641001489X

The Lessee (Party B): Kunming Xinyuantang Pharmaceutical Co., Ltd.
Nationality:
Legal Representative:
Registration Certificate/ID No.: 13290219570620459/13888111167